Exhibit 99.9

EVOLUTIONS METAL LLC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2025 and as of December 31, 2024 and for the period from February 8, 2024 (inception) to December 31, 2024 and other information included as an exhibit to Amendment No. 2 to Form 8-K, of which this exhibit forms a part. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included as an exhibit to Amendment No. 2 to Form 8-K, of which this exhibit forms a part. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” “the Company” and “EM LLC” generally refer to Evolution Metals LLC.

Business Overview

EM LLC was formed in Delaware in February 2024 to develop a secure, reliable global supply chain for critical minerals and materials (“CMM”), leveraging advanced technologies and strategic consolidation of midstream and downstream manufacturers. The Company will support key industries, such as automotive while driving a sustainable future through efficient processing and the application of cutting edge robotics and artificial intelligence (“AI”).

To achieve this vision, the Company and Welsbach Technology Metals Acquisition Corp., a Delaware company (“WTMA or the “SPAC”) acquired the Four Entities (as defined below) critical to the CMM supply chain in order to combine initial capabilities believed to serve as the foundation for the Company’s growth — transforming raw materials into essential components for further manufacturing; recycling lithium batteries; producing materials that are essential feedstocks used in the production of advanced magnets, which include (a) bonded magnets that are vital components in various high-tech applications (including automotive, aerospace, and consumer electronics industries) and (b) sintered magnets that are crucial for high-performance applications (particularly in the defense and aerospace sectors where precision and durability are paramount); developing AI software and machines to drive automation, innovation, and efficiency to reduce labor costs, lower manufacturing reject rates, and automating the quality of control processes. The Operating Companies are expected to include Handa Lab Co., Ltd., a Korean company (“Handa Lab”), KCM Industry Co., Ltd., a Korean company (“KCM”), KMMI INC., a Korean company (“KMMI”), and NS World Co., Ltd., a Korean company (collectively with Handa Lab, KCM and KMMI, the “Four Entities” or the “Korean Companies”). The Company is expected to produce materials annually, including magnets and battery metals to meet the growing global demand driven by the electrification of transportation, the expansion of green energies, advancements in healthcare technologies, military and defense manufacturing, and consumer appliances, among others.

Recent Developments

Recent events impacting our business are as follows:

On January 5, 2026 (the “Closing Date”), following the approval at the special meeting of the shareholders of WTMA, held on September 2, 2025, WTMA Merger Subsidiary LLC, a Delaware limited liability company, and a wholly owned subsidiary of WTMA (the “Merger Sub”) consummated a merger (the “Merger”) with and into Evolution Metals LLC, a Delaware limited liability company, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of November 6, 2024, as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of November 11, 2024, as amended by Amendment No. 2 to Amended and Restated Agreement and Plan of Merger, dated February 10, 2025, as amended by Amendment No. 3 to Amended and Restated Agreement and Plan of Merger, dated March 31, 2025, as amended by Amendment No. 4 to Amended and Restated Agreement and Plan of Merger, dated June 11, 2025, as amended by Amendment No. 5 to Amended and Restated Agreement and Plan of Merger, dated July 21, 2025, and as amended by Amendment No. 6 to Amended and Restated Agreement and Plan of Merger, dated January 5, 2026 (the “Merger Agreement”). Accordingly, the Merger Agreement was adopted, and the Merger and other transactions contemplated thereby (collectively, the “Business Combination”) were approved and completed. At the closing of the Business Combination (the “Closing”) on January 5, 2026, pursuant to the Merger Agreement, Merger Sub merged with and into EM, with EM surviving the Merger as a wholly owned subsidiary of WTMA. On the Closing Date, pursuant to the Business Combination, WTMA changed its name to Evolution Metals & Technologies Corp. As part of the Business Combination and prior to the closing of the Merger, EM acquired Handa Lab, KCM, KMMI, and NS World.

On January 5, 2026, WTMA, entered into Amendment No. 6 to the Amended and Restated Agreement and Plan of Merger, which amended the Amended and Restated Agreement and Plan of Merger, by among other things, amended the recitals of the Merger Agreement, as well as certain definitions under the Merger Agreement, and also updated the list of minority equityholders.

On January 5, 2026, WTMA entered into that certain Agreement and Plan of Merger, dated as of January 5, 2026, by and among WTMA, EM, NewCo, Inc., a Delaware corporation (“NewCo”), and William David Wilcox Jr., as the sole stockholder of NewCo, as it may be amended or supplemented from time to time (the “Step 7 Merger Agreement”), pursuant to which Merger Sub will merge with and into NewCo (the Step 7 Merger), on the terms and subject to the conditions set forth in the Step 7 Merger Agreement, with NewCo continuing as the surviving corporation in the Step 7 Merger. Thereafter, on January 5, 2026, Merger Sub merged with and into EM, with EM surviving the Step 8 Merger as a wholly owned subsidiary of WTMA. On the Closing Date, pursuant to the Business Combination, WTMA changed its name to Evolution Metals & Technologies Corp.

Precedent Transaction Agreements

As contemplated by the Merger Agreement, EM and WTMA entered into the following transactions that were consummated in connection with the Closing (the “Precedent Transactions”) in order to effectuate the Business Combination and which occurred prior to or at the Closing.

On January 5, 2026, in the first step of the Precedent Transactions, the EM Equityholder formed a wholly owned subsidiary and Delaware corporation (“US NewCo”) and immediately thereafter contributed 13,000 of the limited liability company common member units of EM (the “EM Member Units”) to US NewCo in exchange for 100 shares of common stock of US NewCo.

On January 5, 2026, in the second step of the Precedent Transactions, EM formed (i) a wholly owned subsidiary and Korean Chusik Hosea company (“Korea NewCo”) and (ii) a wholly owned subsidiary and Korean non-Chusik Hosea company (“Korea DRE”).

On January 5, 2026, in the third step of the Precedent Transactions, Korea DRE elected to be classified as a disregarded entity for U.S. federal income tax purposes.

On January 5, 2026, in the fourth step of the Precedent Transactions, EM contributed $78,870,000 (the “Capital Contribution”) to the capital of, and assigned its rights under certain heads of agreement between EM and each of the Korean Companies to Korea NewCo.

On January 5, 2026, in the fifth step of the Precedent Transactions, EM caused Korea NewCo to distribute the Capital Contribution to EM in exchange for 16,571 EM Member Units.

On January 5, 2026, in Step 6-A of the Precedent Transactions, Korea NewCo acquired Korean DRE from EM in exchange for KRW 10,000,000, after which Korea DRE became a wholly owned subsidiary of Korea NewCo.

On January 5, 2026, in Step 6-B of the Precedent Transactions, each equity holder of each of the equityholders of each of the Korean Companies (collectively, the “Korean Equityholders”) who did not exercise his, her or its appraisal rights with respect to all of his, her or its equity interests in the applicable Korean Company exchanged, pursuant to certain share exchange agreements, as amended (the “Korean Company Exchange Agreements”), those of his, her or its equity interests in the applicable Korean Company owned by such equityholder with respect to which such equityholder did not exercise the appraisal right for the respective portions of the EM Member Units and the remaining EM Member Units, which represented the fair market value of the shares of the Korean Companies with respect to which the appraisal rights are exercised, were transferred by Korea NewCo to each applicable Korean Company.

On January 5, 2026, in Step 6-C of the Precedent Transactions, Korea NewCo, pursuant to an agreement and plan of merger, merged with and into Korea DRE, such that the separate existence of Korea NewCo ceased and Korea DRE became the surviving company.

On January 5, 2026, EM and the applicable Korean Companies executed the Step 6-D transaction documents providing for EM’s acquisition of all EM Member Units held by such Korean Companies for an aggregate purchase price of $48,118,084. The payment of Step 6-D is contractually required to occur on the earlier of (i) 14 calendar days following EM’s consummation of a capital raise exceeding $50,000,000, or (ii) the third anniversary of the Korean Company Exchange Agreements, after which the Korean Companies will become wholly owned subsidiaries of Korea DRE following the required redemptions of interests subject to appraisal rights.

On January 5, 2026, in the seventh step of the Precedent Transactions, Merger Sub merged with and into US NewCo pursuant to Step 7 Merger Agreement, such that (i) the separate existence of Merger Sub ceased and US NewCo became the surviving corporation and a wholly owned subsidiary of WTMA and (ii) the EM Equityholder received $61,875,098 worth of WTMA Common Stock in consideration for such merger.

On January 5, 2026, the Merger and related transactions consummated under the Merger Agreement at the Closing were the eighth step of the Precedent Transactions and occurred immediately following the seventh step of the Precedent Transactions.

Registration Rights Agreement

In connection with the Closing, EMAT, WTMA’s sponsor, Welsbach Acquisition Holdings LLC (the “Sponsor”), certain former holders of WTMA Common Stock, certain former members of EM and certain other entities (such holders, collectively, the “RRA Holders”) entered into the Amended and Restated Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), pursuant to which, among other things, EMAT is obligated to file, within 180 days following the Closing Date, a shelf registration statement to register the resale of certain securities of EMAT, including EMAT Common Stock, held by the RRA Holders after the Closing. The Registration Rights Agreement also provides the RRA Holders with certain demand and piggy-back registration rights, subject to certain requirements and customary conditions.

The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the Closing Date and (b) with respect to any RRA Holder, on the date that such RRA Holder no longer holds any securities permitted to be registered pursuant to the Registration Rights Agreement.

Lock-up Agreements

In connection with the Business Combination, on the Closing Date, the stockholders of the Korean Equityholders, EM Convertible Preferred Unit holders, and holders of EM Member Units entered into lock-up agreements with respect to their equity interests and the shares of EMAT Common Stock that they received in the Business Combination pursuant to which they agreed to certain restrictions on transfer of their securities until seven calendar days following the Closing or until up to the third anniversary of the Closing.

Issuance of Note Receivables and Note Receivables — Related Party

During 2024 and 2025, the Company entered into unsecured promissory notes with the Sponsor in the amounts of $1,191,865 and $1,127,262, respectively (the “WTMA Sponsor Notes”). The WTMA Sponsor Notes are non-interest bearing and mature on the earlier of the (a) Closing or (b) liquidation of WTMA.

During 2025 the Company entered into nine unsecured promissory notes with the voting member of the Company in the aggregate amounts of $3,145,000 (the “2025 Related Party Notes”). The 2025 Related Party Notes are non-interest bearing and mature on the earlier of (a) the Closing or (b) December 31, 2025.

Issuance of convertible preferred units

During the year ended December 31, 2025, the Company issued 24,441,000 convertible preferred units in exchange for $1.00 per unit for gross proceeds of $24,441,000 (the “2025 Preferred Units”).

All issuances of 2025 Preferred Units and Q4 2025 Preferred Units provide the investor an additional share allocation issuance equal to a pro rata percentage of 1.0% of the Company’s fully diluted ownership in New EM at closing of the Business Combination equal to the percentage of the investor’s investment into the Company’s convertible preferred units the investors purchase divided by either (a) $2,000,000 or (ii) $4,000,000, as determined by the terms of each investor’s convertible preferred unit agreement.

Results of Operations

As of December 31, 2025, the Company has not generated any revenue. Since inception, the Company’s expenses are associated with start-up and costs related to the potential Business Combination as described above.

The following table summarizes our financial results for the following periods:

	For the Year Ended December 31,	For the Period from February 8, 2024 (inception) to December 31,
	2025	2024
Operating Expenses:
General and administrative	$7,948,985	$3,598,833
Sales and marketing	341,804	202,641
Loss from operations	(8,290,789)	(3,801,474)
Total other expense, net	(609,705,055)	(55,160,108)
Net loss	$(617,995,844)	$(58,961,582)

General and administrative

For all periods presented, general and administrative expenses consist primarily of legal fees, consulting fees and travel expenses associated with start-up expenditures and costs related to the potential Business Combination.

Sales and marketing

For all periods presented, sales and marketing expenses consist mainly of costs of awareness and marketing efforts in anticipation of the Business Combination.

Total other expenses, net

For the year ended December 31, 2025, total other expense, net consisted primarily of a $325,973,158 loss from the change in fair value of the July Investment Agreement Derivative, a $274,278,481 loss from the change in fair value of the CPU Share Allocation Obligations, a $9,417,652 allowance for credit losses, and a $403,536 day one loss on CPU Share Allocation Obligations, partially offset by $117,772 of interest income and $250,000 of other income.

For the period from February 8, 2024 (inception) to December 31, 2024, total other expense, net consisted primarily of a $20,160,319 day one loss on July Investment Agreement Derivatives, a $18,118,830 allowance for credit losses, a $15,571,302 loss from the change in fair value of the July Investment Agreement Derivative, a $1,860,869 loss from the change in fair value of the CPU Share Allocation Obligations, and a $227,994 day one loss on CPU Share Allocation Obligations, partially offset by $779,206 of interest income.

Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from issuance of convertible preferred units. The Company reported a net loss of $617,995,844 for the year ended December 31, 2025. As of December 31, 2025, the Company had an aggregate cash balance of $11,685,000 and a net working capital deficit of $659,955,000. These are indicators of substantial doubt as to the Company’s ability to continue as a going concern for at least one year from issuance of the consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon the management of its expenses and its ability to obtain necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations.

The Company’s future capital requirements will depend on many factors, including the Company’s timing and extent of its research, the acquisition of processing facilities and the consummation of a business combination. In order to finance these opportunities and associated costs, it is possible that the Company would need to raise additional financing if the proceeds received from the business combination and other equity financing are insufficient to support its business needs. While there can be no assurances, the Company intends to raise such capital through additional equity raises. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to it or at all. If the Company is unable to raise additional capital on acceptable terms when needed, its product development business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date the audited consolidated financial statements were available to be issued. The audited consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash flows

The following table summarizes our cash flows from operating, investing and financing activities for the following periods:

	For the Year Ended December 31, 2025	For the Period from February 8, 2024 (inception) to December 31, 2024
Net cash used in operating activities	$(8,612,478)	$(3,138,108)
Net cash used in investing activities	$(6,014,463)	$(26,473,350)
Net cash provided by financing activities	$23,697,000	$32,226,168

Net cash flows used in operating activities

For the year ended December 31, 2025 and for the period from February 8, 2024 (inception) to December 31, 2024, net cash used in operating activities of $8,612,478 and $3,138,108, respectively, was a result of expenditure for the day-to-day operations of the Company. Included within this net cash used in operating activities for both periods are the non-cash expenses associated with recording derivative liabilities at fair value at issuance and re-measuring these derivative liabilities to fair value at the reporting period end as well as the allowance for credit losses.

Net cash flows used in investing activities

For the year ended December 31, 2025, net cash used in investing activities was $6,014,463 as a result of the Company’s issuance of note receivable and notes receivable, related party totaling $5,085,201, and acquisition of notes receivable of $2,000, partially offset by collection on a note receivables of $200,000.

For the period from February 8, 2024 (inception) to December 31, 2024, net cash used in investing activities was $26,473,350 as a result of the Company’s issuance of notes receivable of $10,723,650, issuance of notes receivable, related party of $3,249,700, and issuance of convertible notes receivable of $12,500,000.

Net cash flows provided by financing activities

For the year ended December 31, 2025, net cash provided by financing activities was $23,697,000 as a result of proceeds from issuance of convertible preferred units of $24,441,000 and proceeds from notes payable, related party of $489,737, partially offset by payments for deferred transaction costs of $1,233,737.

For the period from February 8, 2024 (inception) to December 31, 2024, net cash provided by financing activities was $32,226,168 as a result of proceeds from issuance of convertible preferred units of $17,730,005, proceeds from the July Investment Agreement of $17,500,017, and proceeds from issuance of member units of $100, partially offset by payments for deferred transaction costs of $3,003,954.

Off balance sheet arrangements

We did not have any off-balance sheet arrangements as of December 31, 2025.

Critical Accounting Estimates

Basis of Presentation: The accompanying audited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. The accompanying audited consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the FASB in the accompanying notes to the audited consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). The audited consolidated financial statements have been prepared assuming the Company will continue as a going concern. The accompanying audited consolidated financial statements are presented in US dollars and include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments: The Company’s financial instruments with a carrying value that approximates fair value consist of cash and cash equivalents, prepaid and other current assets, notes receivable, convertible notes receivable, accounts payable and accrued expenses because of the short-term nature or expected settlement dates of these instruments. The Company’s financial instruments that are measured at fair value on a recurring basis consist of money market funds, the July Investment Agreement Derivative, and the CPU Share Allocation Obligations.

Convertible Notes Receivable: Convertible notes receivable consists of convertible promissory notes that can convert into a privately held company’s equity securities at the Company’s election and was accounted for as receivables in the scope of ASC 310, “Receivables”, which was initially recorded at present value and subsequently re-measured at amortized cost. The notes did not meet the definition of a debt security in the scope of ASC 320, “Investments — Debt Securities” (“ASC 320”). Convertible notes receivable is reported net of allowances for credit losses on the accompanying consolidated balance sheets.

Allowance for Credit Losses: The Company recognizes an allowance for credit losses on notes receivable, convertible notes receivable and notes receivable, related party (collectively, the “Outstanding Receivables”) in an amount equal to the estimated probable losses net of recoveries. The Company currently monitors financial conditions of the companies from which it has Outstanding Receivables on a continuing basis. After considering current economic conditions and financial stability of its Outstanding Receivables counterparties, an allowance for credit losses is maintained in the consolidated balance sheets at a level which management believes is sufficient to cover all probable future credit losses as of the balance sheet date based on specific reserves and an expectation of future economic conditions that might impact collectability. The Company’s policy is to write off past-due accrued interest receivable by measuring an allowance for credit losses for accrued interest receivable on Outstanding Receivables balance. Outstanding Receivable are carried at amortized cost, net of allowances for credit losses. Amortized cost approximated book value as December 31, 2025 and December 31, 2024. After all reasonable attempts to collect a receivable have failed, the amount of the receivable is written off against the allowance.

Convertible Preferred Units: EM Convertible Preferred Units consist of preferred units issued with either (i) an option to convert into New EM Common Stock at the option of the holders or (ii) automatic conversion into New EM Common Stock ninety days after closing of the Business Combination. The EM Convertible Preferred Units are accounted for as permanent equity in the scope of ASC 815, “Derivatives and Hedging” (“ASC 815”) and recorded at fair value which is representative of the proceeds received.

Derivative Liabilities: Certain agreements the Company entered into either require the Company to issue or provide the Company the option to issue a variable number of shares of New EM Common Stock to certain investors and vendors. The Company applies ASC 480, “Distinguishing Liabilities and Equity” (“ASC 480”), ASC 815, and ASC 718, “Compensation — Stock Compensation” (“ASC 718”) in its evaluation of the terms of each agreement. Financial instruments that were identified in each agreement and

●	meet the criteria to be accounted for as a liability in accordance with ASC 480 were reported at fair value at issuance and re-measured to fair value each reporting period with changes in the estimated fair value of the liability recognized as a non-cash gain or loss on the accompanying consolidated statements of operations;

●	do not meet the criteria to be accounted for as a liability in accordance with ASC 480 and do not meet the criteria to be accounted for as equity in accordance with ASC 815 are accounted for as a liability and were reported at fair value at issuance and re-measured to fair value each reporting period with changes in the estimated fair value of the liability recognized as a non-cash gain or loss on the accompanying consolidated statements of operations;

●	meet the criteria of a liability-classified share-based payment transaction in accordance with ASC 718 were measured based on the fair value of the transaction on the date of grant and remeasured to fair value each reporting period until settlement.

Agreements where multiple financial instruments are identified that would individually warrant separate accounting as a derivative instrument are bundled together as a single, compound embedded derivative that is bifurcated and accounted for separately from the host contract in accordance with ASC 815.